Exhibit (h)(1)(vii)

AMENDMENT

To Transfer Agency and Service Agreement

between

Each of the Entities Listed on Appendix A

and

Boston Financial Data Services, Inc.

This Amendment is made as of this 23rd day of April, 2014 between each of the investment companies listed below and Boston Financial Data Services, Inc. (the ‘Transfer Agent”). In accordance with Section 15.1 (Amendment) and Section 16 (Additional Funds/Portfolios) of the Transfer Agency and Service Agreement between the Funds and the Transfer Agent dated as of October 1, 2005, as amended (the “Agreement”), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Appendix A. Appendix A to the Agreement is superseded and replaced with Appendix A dated April 23, 2014 and attached hereto.

2.	All defined terms and definitions in the Agreement shall be the same in this amendment (the “Amendment”) except as specifically revised by this Amendment.

3.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

NATIXIS FUNDS TRUST I
NATIXIS FUNDS TRUST II
NATIXIS FUNDS TRUST IV
LOOMIS SAYLES FUNDS I
LOOMIS SAYLES FUNDS II
GATEWAY TRUST		BOSTON FINANCIAL DATA SERVICES, INC.
HANSBERGER INTERNATIONAL SERIES

By:	/s/ Michael Kardok	By:	/s/ Richard J. Johnson
Name: Michael Kardok		Name: Richard J. Johnson
Title: Treasurer		Title: Managing Director

APPENDIX A

Funds and Portfolios

Dated: April 23, 2014

Natixis	Funds Trust I, a business trust organized under the laws of the Commonwealth of Massachusetts
CGM Advisor Targeted Equity Fund
Loomis Sayles Core Plus Bond Fund
Natixis Diversified Income Fund
Natixis Oakmark International Fund
Natixis U.S. Equity Opportunities Fund (£‘k/a Natixis U.S. Multi-Cap Equity Fund)
Vaughan Nelson Small Cap Value Fund

Natixis	Funds Trust II, a business trust organized under the laws of the Commonwealth of Massachusetts
ASG Diversifying Strategies Fund
ASG Global Alternatives Fund
ASG Managed Futures Strategy Fund
ASG Tactical U.S. Market Fund
Loomis Sayles Capital Income Fund
Loomis Sayles Emerging Markets Opportunities Fund
Loomis Sayles Senior Floating Rate and Fixed Income Fund
Loomis Sayles Strategic Alpha Fund (f/k/a Loomis Sayles Absolute Strategies Fund)
McDonnell Intermediate Municipal Bond Fund
Natixis Oakmark Fund (f/k/a Harris Associates Large Cap Value Fund)
Vaughan Nelson Value Opportunity Fund
Vaughn Nelson Select Fund

Natixis	Funds Trust N, a business trust organized under the laws of the Commonwealth of Massachusetts
AEW Real Estate Fund

Loomis	Sayles Funds I, a business trust organized under the laws of the Commonwealt.‘1 of Massachusetts
Loomis Sayles Bond Fund
Loomis Sayles Fixed Income Fund
Loomis Sayles Global Bond Fund
Loomis Sayles High Income Opportunities Fund
Loomis Sayles Inflation Protected Securities Fund
Loomis Sayles Institutional High Income Fund
Loomis Sayles Intermediate Duration Bond Fund
Loomis Sayles Investment Grade Fixed Income Fund
Loomis Sayles Securitized Asset Fund
Loomis Sayles Small Cap Value Fund

APPENDIX A

Funds and Portfolios

Dated: April 23, 2014

(continued)

Loomis Sayles Funds II, a business trust organized under the laws of the Commonwealth of Massachusetts
Loomis Sayles Global Equity and Income Fund
Loomis Sayles Growth Fund
Loomis Sayles High Income Fund
Loomis Sayles International Bond Fund
Loomis Sayles Investment Grade Bond Fund
Loomis Sayles Limited Term Government and Agency Fund
Loomis Sayles Small Cap Growth Fund
Loomis Sayles Strategic Income Fund
Loomis Sayles Value Fund

Gateway	Trust, a business trust organized under the laws of the Commonwealth of Massachusetts
Gateway Fund
Gateway International Fund

Hansberger International Series, a business trust organized under the laws of the Commonwealth of Massachusetts
Hansberger International Growth Fund